Exhibit 10.6

2012 STOCK PURCHASE AND OPTION PLAN OF

BLUE BUFFALO PET PRODUCTS, INC.

INCENTIVE STOCK OPTION AGREEMENT

Granted to:	Grant Date:

Social Security No.:	Exercise Price: $

Total Time Shares:

By signing below, each of the Company and Optionee has agreed to the grant of the option described above on the terms set forth on Exhibit A hereto.

BLUE BUFFALO PET PRODUCTS, INC.	OPTIONEE

By:	By:
Name:	Name:
Title:	Address:

THIS AGREEMENT (this “Agreement”), dated as of             , 20     (the “Grant Date”), is made by and between Blue Buffalo Pet Products, Inc., a Delaware corporation hereinafter referred to as the “Company”, and the individual listed on the first page of this Agreement (“Optionee”).

WHEREAS, the Company wishes to grant the Optionee options to purchase shares of its Common Stock, $.01 par value per share (“Common Stock”);

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Options provided for herein to the Optionee as an incentive for increased efforts during Optionee’s employment with the Company or its Subsidiaries or affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or herein unless the context clearly indicates to the contrary.

Section 1.1.	Book Value Per Share

“Book Value Per Share” shall mean (i)(A) eighteen million nine hundred one thousand one hundred eighty-three ($18,901,183), plus or minus any change in the retained earnings of Opco between the period beginning on January 11, 2007 and ending on the Grant Date, plus or minus any change in the retained earnings of the Company between the period beginning on the Grant Date through the last day of the month preceding the later of (x) the month in which the relevant Repurchase Event occurs and (y) the month in which the Repurchase Period begins plus (B) the aggregate exercise prices of all outstanding stock options and other rights to acquire stock of the Company and the aggregate conversion prices of all securities convertible into shares of Common Stock, divided by (ii) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock.

Section 1.2.	Cause

“Cause” shall mean (i) the Optionee’s willful and continued failure to perform his or her duties with respect to the Company or any Subsidiary which continues beyond 10 days after a written demand for substantial performance is delivered to the Optionee by the Company or the Subsidiary, as applicable, (ii) the Board of Directors’ good faith determination that Optionee has engaged in an act of dishonesty or breach of trust in connection with the Optionee’s employment, (iii) conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony, or (iv) any material breach by the Optionee of any agreement with the Company or a Subsidiary or any Company policy or policy of a Subsidiary.

Section 1.3.	Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4.	Committee

“Committee” shall mean the Compensation Committee of the Company or, if no Compensation Committee has been appointed, the Board of Directors.

Section 1.5.	Entity

“Entity” shall mean a corporation, limited liability company, partnership or other business entity.

Section 1.6.	Grant Date

“Grant Date” shall mean the date set forth on the first page of this Agreement on which the Options provided for in this Agreement were granted.

Section 1.7.	Options

“Options” shall mean the incentive stock options, intended to meet the requirements of Section 422 of the Code, which may include a Time Option and/or a Performance Option, to purchase Common Stock granted under this Agreement.

Section 1.8.	Permanent Disability

The Optionee shall be deemed to have a “Permanent Disability” if the Optionee is unable to engage in the activities required by the Optionee’s job and any other Company or Subsidiary job suitable for Optionee (as determined by the Board of Directors of the Company) by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Board of Directors of the Company, which determination shall be conclusive).

Section 1.9.	Plan

“Plan” shall mean the 2012 Stock Purchase and Option Plan of Blue Buffalo Pet Products, Inc.

Section 1.10.	Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.11.	Retirement

“Retirement” shall mean the voluntary termination by Optionee of Optionee’s employment with the Company or any Subsidiary at any time after (i) Optionee is at least 60 years of age and (ii) Optionee has been a full time employee of the Company or a Subsidiary on a continuous basis for at least five years.

Section 1.12.	Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.13.	Subsidiary

“Subsidiary” shall mean any Entity in an unbroken chain of Entities beginning with the Company if each of the Entities, or group of commonly controlled Entities, other than the last Entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other Entities in such chain.

Section 1.14.	Time Option

“Time Option” shall mean an Option with respect to which vesting is governed by Section 3.1(a) hereof.

ARTICLE II.

GRANT OF OPTIONS

Section 2.1.	Grant of Options

For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee a Time Option to purchase any part or all of the number of shares of its Common Stock specified on the first page of this Agreement upon the terms and conditions set forth in this Agreement. This Option is an incentive stock option intended to meet the requirements of Section 422 of the Code.

Section 2.2.	Exercise Price

The exercise price (the “Exercise Price”) of the shares of stock covered by the Options shall be the per share price set forth on the first page of this Agreement without commission or other charge.

Section 2.3.	Consideration to the Company

In consideration of the granting of these Options by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or such Subsidiary shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4.	Adjustments in Options

Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III.

VESTING

Section 3.1.	Vesting Schedule

(a) The Time Option shall vest as follows until the date of termination of Optionee’s employment (regardless of the reason for such termination):

Date Time Option Vests	Percentage of Option Shares As to Which Time Option Vests
1st Anniversary of the Grant Date	20%
2nd Anniversary of the Grant Date	20%
3rd Anniversary of the Grant Date	20%
4th Anniversary of the Grant Date	20%
5th Anniversary of the Grant Date	20%

Section 3.2.	Expiration of Options

The Options may not be exercised to any extent by Optionee after the first to occur of the following events:

(a) the 10th anniversary of the grant;

(b) the first anniversary of the date of the Optionee’s termination of employment by reason of death or Permanent Disability;

(c) the first business day which is 90 days after termination of employment of the Optionee for any reason other than for Cause, death or Permanent Disability;

(d) the date of termination of Optionee’s employment by the Company or any Subsidiary for Cause; and

(e) the effective date of an event or business combination described in Section 9 of the Plan if the Committee so determines, in its sole discretion. At least ten (10) days prior to the effective date of such event or business combination, the Committee shall give the Optionee notice of such event or business combination as to any Option held by Optionee that has neither been fully exercised nor become unexercisable under this Section 3.2.

Section 3.3.     Retirement

Notwithstanding anything to the contrary in Section 3.2 above, if Optionee’s employment terminates due to Retirement and all or any portion of this Option has not been exercised at the end of the 90-day period referred to in Section 3.2(c) above (the “Unexercised Option Shares”), this Option shall remain outstanding as a non-qualified stock option on the terms and conditions herein, exercisable for the Unexercised Option Shares, until the earliest to occur of Section 3.2(a), Section 3.2(e) and the one year anniversary of the date Optionee’s employment is terminated due to Retirement.

ARTICLE IV.

EXERCISE OF OPTION

Section 4.1.	Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.	Partial Exercise

Any vested portion of an Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3.	Manner of Exercise

An Option, or any vested portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

(c) a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

(d) execution and delivery by Optionee of a joinder agreement, whereby Optionee agrees to be bound by the terms and conditions of the Investor Rights Agreement, dated as of July 10, 2012, by and among the Company and its stockholders (as such agreement is amended from time to time) (the “Investor Rights Agreement”);

(e) to the extent Optionee has not already done so, execution and delivery by Optionee of a standard Confidentiality, Non-Competition and Proprietary Rights Agreement of the Company and/or a Company Subsidiary, as requested by the Company;

(f) full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(g) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4.	Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(b) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; and

(c) each certificate evidencing the Option Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF (A) AN OPTION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME) AND (B) AN INVESTOR RIGHTS AGREEMENT BY AND

BETWEEN THE COMPANY AND ITS STOCKHOLDERS (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME). COPIES OF SUCH OPTION AGREEMENT AND INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Section 4.5.	Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

Section 4.6.     Right of Repurchase

(a) The Company, at the sole discretion of the Board of Directors, shall have the right (the “Repurchase Right”), but not the obligation, to repurchase any or all of the shares issued to Optionee upon exercise of this Option (the “Option Shares”) from the Optionee, upon the occurrence of any of the events specified in Section 4.6(b) below (the “Repurchase Event”). The Repurchase Right may be exercised by the Company within 60 days following the later of the date of the exercise of this Option or the date the Company receives actual knowledge of the relevant Repurchase Event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the Optionee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right and together with such notice, tendering to the Optionee the appropriate purchase price described herein (“Repurchase Amount”). In the case of an event specified in Section 4.6(b)(i) or (ii), below, the Repurchase Price shall be the greatest of the Fair Market Value of the shares, the Exercise Price of the shares or the Book Value Per Share of the shares. For these purposes, the Fair Market Value of the shares will be conclusively determined to be the per share Fair Market Value for the Company’s common stock as adopted by the Board of Directors most recently before the Repurchase Event. In the case of an event specified in Section 4.6(b)(iii) below, the Repurchase Price will be the greater of the Exercise Price or the Book Value Per Share of the shares being repurchased. In the case of an event specified in Sections 4.6(b)(iv) or (v) below, the Repurchase Price will be the Exercise Price. The Company, at the sole discretion of the Board of Directors, may assign the Repurchase Right to one or more stockholders of the Company. Upon a timely exercise of the Repurchase Right in the manner provided in this Section 4.6(a), the Optionee shall deliver to the Company, the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. If shares are not repurchased by the Company under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Agreement.

(b) The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i) the Company’s termination of Optionee’s employment with the Company or any Subsidiary, for any reason whatsoever other than a for Cause termination;

(ii) the termination of Optionee’s employment with the Company or any Subsidiary because of the Optionee’s death, Retirement or Permanent Disability;

(iii) the Optionee’s voluntary termination of employment with the Company or any Subsidiary, for any reason whatsoever other than Retirement or Permanent Disability

(iv) the termination of Optionee’s employment with the Company or any Subsidiary for Cause; or

(v) within two years of the termination of Optionee’s employment with the Company or any Subsidiary for any reason whatsoever, the engagement by Optionee directly, or indirectly, alone or with others, in (a) any business activity that is in competition with the Company, Blue Buffalo Company, Ltd. (herein referred to as “OpCo”) or any other Subsidiary or (b) the solicitation of, interference with or endeavor to entice away any employee or customer of the Company, OpCo or any other Subsidiary.

(c) This Section 4.6 shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company’s Common Stock pursuant to an effective registration statement filed under the Securities Act (the “Initial Public Offering”).

(d) Optionee acknowledges that, for alternative minimum tax purposes, the Option Shares acquired upon exercise of this Option may be treated as subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code and that in the absence of an election under Section 83(b) of the Code, such treatment could affect the determination of Optionee’s liability for alternative minimum tax. Optionee further acknowledges that, in order to be effective, an election under Section 83(b) of the Code must be filed with the Internal Revenue Service within 30 days following the exercise of this Option, but nothing in this Agreement shall require Optionee to make such an election.

Section 4.7.     “Market Stand-Off” Agreement

Optionee hereby agrees that such Optionee shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Optionee for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act.

Section 4.8.	Early Dispositions.

Optionee agrees to notify the Company in writing immediately after Optionee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the Grant Date or (b) the date one year after the date Optionee acquired such Option Shares. Optionee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

ARTICLE V.

MISCELLANEOUS

Section 5.1.	Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.	Options Not Transferable

Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.	Shares to Be Reserved

The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4.	Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5. Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6. Applicability of Plan

The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.7. Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8. Governing Law

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 5.9. Jurisdiction

The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 5.10. Survival

Sections 4.6, 4.7 and 4.8 shall survive the expiration or termination of this Option Agreement and any exercise of the rights granted hereunder.

Section 5.11. Entire Agreement

This Agreement, together with the Plan and any other written Option Agreements previously entered into by the Company and Optionee, constitute the full and entire understanding and agreement between the Company and the Optionee and supersede all other written and oral agreements and any other discussions or arrangements with respect to Grants or the issuance of any other equity based compensation to Optionee. No party shall be liable or bound to the other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein and each party expressly represents and warrants that no oral or written representations, warranties, covenants or agreements have been made outside of this Agreement.

Section 5.12.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.